                        ENTERGY NUCLEAR, INC.
       (an indirect wholly-owned subsidiary of Entergy Corporation)
                      BALANCE SHEET (UNAUDITED)
                          March 31, 1998
                   (in thousands, except for shares)

                        ASSETS
Current Assets:
  Cash and cash equivalents                                             $3,443
  Accounts receivable                                                      697
                                                                      --------
           Total current assets                                          4,140
                                                                      --------

Furniture and equipment                                                     76
Less: accumulated depreciation and amortization                             12
                                                                      --------
           Furniture and equipment, net                                     64
                                                                      --------

Deferred charges and other assets                                          134
                                                                      --------

           Total Assets                                                 $4,338
                                                                      ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                        $164
  Accounts payable - associated companies                                   98
  Taxes Accrued                                                            175
                                                                      --------
           Total current liabilities                                       437

Accumulated deferred income taxes                                           25
                                                                      --------
           Total liabilities                                               462
                                                                      --------

Commitments and contingencies

Shareholder's Equity:
  Common stock, no par value, 3,000 shares authorized,
    issued and outstanding                                               3,000
  Retained earnings                                                        876
                                                                      --------
           Total shareholder's equity                                    3,876
                                                                      --------

           Total Liabilities and Shareholder's Equity                   $4,338
                                                                      ========
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

                        ENTERGY NUCLEAR, INC.
      (an indirect wholly-owned subsidiary of Entergy Corporation)
                 STATEMENT OF OPERATIONS (UNAUDITED)
              For the twelve months ended March 31, 1998
                           (in thousands)

Operating Revenues                                                      $7,478

Operating Expenses:
   Operation and maintenance                                             4,693
   Depreciation and amortization                                            88
   Taxes other than income taxes                                           115
                                                                      --------
           Total                                                         4,896
                                                                      --------

Operating Income                                                         2,582

Interest Income                                                            201
                                                                      --------

Income Before Income Taxes                                               2,783

Income Taxes                                                             1,094
                                                                      --------

Net Income                                                              $1,689
                                                                      ========

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